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                                                                     EXHIBIT 2.5


                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT ("Agreement"), dated as of the 29th day of November, 2000, is made and entered into by and among YELLOWBRIX, INC., a Delaware corporation, ("Borrower"), and ABN AMRO Capital (USA), Inc., a Delaware corporation, (hereinafter collectively referred to as the "Lenders").

                                   WITNESSETH:

        WHEREAS, Lenders are making a loan (the "Loan") in an amount of up to $4,000,000 to Borrower, pursuant to that certain Note and Warrant Purchase Agreement of even date herewith by and among Borrower and Lenders (as amended, modified, supplemented, restated or refinanced from time to time, the "Purchase Agreement"); and

        WHEREAS, in connection with the making of the Loan, Lenders desire to obtain from Borrower and Borrower desires to grant to Lenders a security interest in certain collateral more particularly described below.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Grant of Security Interest. Borrower hereby grants to Lenders a security interest in all of its property and assets (excluding those assets listed on Schedule I hereto), and including, without limitation, the following described property and any and all cash and non-cash proceeds (although proceeds are covered, Lenders do not authorize the sale of any of the following, except to the extent expressly permitted herein) and products thereof and accessions thereto, whether now existing or owned or hereafter acquired or arising and wheresoever located (collectively the "Collateral"):

                (a) all accounts, accounts receivable, receivables, contracts, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, documents, acceptances, choses in action, and other forms of obligations and receivables at any time owing to the Borrower, together with all proceeds thereof and the merchandise represented thereby, including all of the proceeds of Borrower's rights with respect to any of its goods represented thereby, whether or not delivered, or returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing (collectively referred to as "Accounts"); Accounts shall include without limitation funds due to the Borrower from any factor or other purchaser of accounts ;

                (b) all general intangibles of the Borrower, now existing or hereafter owned or acquired or arising, or in which the Borrower now has or hereafter acquires any rights, including but not limited to, general intangibles which represent the proceeds of earned revenue, monies




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due from factors, causes of action, corporate or business records, contracts, inventions, designs, patents, patent applications, patent licenses, trademark licenses, copyright licenses, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, permits, franchises, customer lists, computer programs (including source and object code) and other intellectual property (including all royalty, damages or other payments in respect of other intellectual property), all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property of every kind and nature (collectively referred to as "General Intangibles");

                (c) all goods, machinery, equipment, parts, supplies, apparatus, appliances, patterns, molds, dies, blueprints, fittings, furniture, furnishings, computers, motor vehicles, fixtures and articles of tangible personal property of every description now or hereafter owned by the Borrower or in which the Borrower may have or may hereafter acquire any interest, including without limitation those located at, upon or about, or attached to, any of the real estate at which the Borrower conducts business, together with all books and records, abstracts of title, leases and all other contracts and agreements relating thereto or used in connection therewith (collectively referred to as "Equipment");

                (d) all inventory of the Borrower wherever located, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of Borrower or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which Borrower now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account (collectively referred to hereinafter as "Inventory");

                (e) all bank and depository accounts, funds on deposit, cash, monies, residues and property of any kind, whether or not now or at any time or times hereafter, in the possession or under the control of the Lenders or a bailee of Lenders;

                (f) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral and seizure, forfeiture and condemnation awards relating thereto and any indemnity, warranty and guarantee payable with respect to Borrower;

                (g) all books and records (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Borrower pertaining to any of the foregoing); and

                (h) all products, and proceeds of the foregoing, in whatever form, whether cash or non cash proceeds and including insurance proceeds.




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        2.      Secured Indebtedness. The obligations secured hereby (including by the lien granted hereby in the Collateral) shall include (a) the Obligations (as defined in the Purchase Agreement) including loans to be made concurrently or in connection with this Agreement or the Purchase Agreement as evidenced by one or more promissory notes payable to the order of Lenders or any of them that shall be due and payable as set forth in such promissory notes, and any renewals or extensions thereof (including the Loan), (b) the full and prompt payment and performance of any and all other indebtedness, liabilities and other obligations of Borrower to Lenders or any of them, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, now or later existing, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders or any of them to Borrower and any and all future advances regardless of the class of such future advances, and (c) all future advances made by Lenders or any of them for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness, liabilities or other obligations and the enforcement and protection of the security interest created hereby (collectively the "Liabilities").

        3. Representations, Warranties and Agreements of Borrower. Borrower represents, warrants and agrees as follows:

                (a) Borrower will provide Lenders with 30 days' prior written notice of (i) any change in Borrower's place or places of business, (ii) any change in Borrower's residence, name, identity or corporate structure or (iii) any change in the location of any Collateral.

                (b) Except as set forth on Schedules attached to the Purchase Agreement, or permitted by the Purchase Agreement, Borrower is the owner of the Collateral free and clear of any liens, security interests, claims and encumbrances, contingent or otherwise. Borrower will defend the Collateral against the claims and demands of all persons.

                (c) Borrower will pay to Lenders all amounts secured hereby as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all terms of said indebtedness liabilities and obligations and this or any other security or loan agreement between Borrower and Lenders, and will promptly discharge all said liabilities.

                (d) On or after the occurrence of an Event of Default, any money received by Lenders under any insurance policies may be applied to the payment of any indebtedness secured hereby. If no Event of Default has occurred, the proceeds of any insurance shall be delivered by Lenders to Borrower for the purpose of repairing or restoring the Collateral. Borrower assigns to Lenders all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Lenders, and appoints Lenders as Borrower's attorney in fact to endorse any draft or check made payable to Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by Lenders, Lenders shall have the right to obtain such insurance at Borrower's expense and add the cost thereof to the other amounts secured hereby, which cost shall be payable by Borrower on demand.


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                (e)     Borrower will pay all costs of filing of financing,
        continuation and termination statements with respect to the security interests created hereby, and Lenders are authorized to do all things and file all documents that they deem necessary to create, preserve, perfect and continue perfection of the security interests created hereby and to protect the Collateral at the sole cost of Borrower.

                (f) The address set forth after Borrower's signature on this Agreement is Borrower's principal place of business and the location of all tangible Collateral and the place where the records concerning all intangible Collateral are kept and/or maintained. Borrower also has places of business as described in the Purchase Agreement.

                (g) This Agreement is effective to create in favor of the Lenders, a valid security interest in and lien upon all of the Borrower's right, title and interest in and to the Collateral, and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, and the completion of the other deliveries, filings and actions contemplated hereby, such security interest will be duly perfected in all the Collateral.

                (h) Borrower (including any Person acquired by Borrower) does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.

                (i) The federal employer identification number of Borrower is set forth on Schedule III hereto.

                (j) Promptly after the date hereof, and in any event on or before the fifteenth (15th) day after the date hereof, the Borrower shall cause each issuer of an insurance policy to Borrower to provide the Lenders with an endorsement (i) showing loss payable to the Lenders with respect to each policy of property or casualty insurance and naming the Lenders as additional insureds with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Lenders (or their designee) prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and
        (iii) reasonably acceptable in all other respect to the Lenders.

        4. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

        5. Binding Effect. This Agreement shall inure to the benefit of Lenders' successors and assigns and shall bind Borrower's heirs, representatives, successors and assigns.

        6. Termination Statement. Borrower agrees that, notwithstanding the payment in full of all indebtedness secured hereby and whether or not there is any outstanding obligation of Lenders to make future advances, Lenders shall not be required to send Borrower a termination statement or release with respect to any financing statement filed to perfect Lenders' security interest(s) in any of the Collateral, unless and until Borrower shall have made written demand therefor, in which event Lenders shall send Borrower a termination statement within fifteen (15) days of receipt of such written request. Upon receipt of proper written demand, Lenders may at


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their option, in lieu of sending a termination statement to Borrower, cause said termination statement to be filed with the appropriate filing officer(s) within fifteen (15) days of receipt of such written request.

        7. Protection of Collateral. Borrower will not permit any liens other than the Permitted Liens (as defined in the Purchase Agreement) to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of Lenders. Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except Permitted Liens, and will defend the right, title and interest of any of the Lenders in and to the Collateral and in and to all proceeds and products thereof against the claims and demands of all other persons and entities whatsoever.

        8. Special Agreements With Respect to Certain Tangible Collateral. Borrower additionally agrees and warrants as follows:

                (a) Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral (other than Inventory in the ordinary course of business) or any interest therein without the prior written consent of Lenders.

                (b) Borrower will keep the Collateral in good condition and repair ordinary wear and tear excepted and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrower fails to pay such sums, Lenders may do so for Borrower's account and add the amount thereof to the other amounts secured hereby.

                (c) Until default in any of the terms hereof, or the terms of any indebtedness, liabilities or obligations secured hereby, Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

                (d) Borrower will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

        9. Special Agreements With Respect to Intangible and Certain Tangible Collateral. Borrower and Lenders additionally agree as follows:

                (a) So long as Borrower is not in default hereunder, Borrower shall have the right to process and sell Borrower's inventory in the regular course of business. Lenders' security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then, at the request of Lenders, such instruments, chattel paper or documents of title shall be promptly delivered to Lenders and shall be subject to the security interest granted hereby. If at any time any of Borrower's inventory


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        is represented by any document of title, at the request of Lenders, such document of title will be delivered promptly to Lenders and shall be subject to the security interest granted hereby.

                (b) Borrower shall deliver and pledge to the Lenders any and all instruments, duly endorsed and/or accompanied by such instruments of assignment and transfer executed by Borrower in such form and substance as any of the Lenders may request; provided, that so long as no Event of Default shall have occurred and be continuing, Borrower may retain for collection in the ordinary course of business any Instruments received by Borrower in the ordinary course of business, and any of the Lenders shall, promptly upon request of Borrower, make appropriate arrangements for making any other Instruments pledged by Borrower available to Borrower for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lenders (or their designees) against trust receipt or like document).

                (c) Upon the written request of any of the Lenders, Borrower will use its best efforts to (i) cause the Lenders (or their designees) to obtain exclusive control of any investment property owned by Borrower in a manner acceptable to the Lenders and (ii) obtain from any issuers of investment property and such other Persons, for the benefit of the Lenders, written confirmation of the Lenders' control over such Investment property. The Lenders shall have exclusive control of investment property if (i) such investment property consists of certificated securities and Borrower delivers such certificated securities to any of the Lenders (with appropriate endorsements if such certificated securities are in registered form); (ii) such investment property consists of uncertificated securities and either (x) Borrower delivers such uncertificated securities to the Lenders or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Lenders, that it will comply with instructions originated by the Lenders without further consent by Borrower, or (iii) such investment property consists of security entitlements and either
        (x) the Lenders become the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Lenders, that it will comply with entitlement orders originated by the Lenders without further consent by Borrower.

                (d) By the execution of this Agreement, Lenders shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Borrower, but if there is a default by Borrower in the payment of any amount due in respect of any indebtedness, liabilities or obligations secured hereby, then Lenders may, at their election, perform some or all of the obligations provided in said contracts to be performed by Borrower, and if Lenders incur any liability or expenses by reason thereof, the same shall be payable by Borrower upon demand and shall also be secured by this Agreement.

                (e) At any time after Borrower is in default hereunder or under the Purchase Agreement, Lenders shall have the right to notify the account debtors obligated on any or all of Borrower's accounts and instruments and all obligors of any General Intangibles to make payment thereof directly to Lenders, to require the establishment of a cash management account with Lenders into which, subject to any rights of senior creditors all


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        proceeds of Accounts and General Intangibles shall be deposited and to take control of all proceeds of any such Accounts and General Intangibles. Until such time as Lenders elect to exercise such right by delivery to Borrower written notice thereof, Borrower is authorized, as agent of the Lenders, to collect and enforce said Accounts and General Intangibles.

        10. Events of Default. It is understood and agreed that the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder and shall entitle Lenders to take such actions as are elsewhere provided in this Security Agreement: (a) an "Event of Default" as defined in the Purchase Agreement, or any loan document given in connection with such Purchase Agreement or any note executed in favor of the Lenders shall have occurred; or (b) any representation, warranty or covenant made by Borrower herein, or in any other existing or future agreement with Lenders shall prove to have been false in any material respect when made or is breached, violated, or not complied with. For purposes of this Security Agreement, the term "default" shall mean any event which constitutes an Event of Default or which but for the lapse of time or giving of notice, or both, would constitute an Event of Default.

        11. Rights and Remedies Upon Default. Upon and after an Event of Default, the Lenders shall have the following rights and remedies, all of which may be exercised with or without notice to Borrower:

                (a) To exercise all rights and remedies provided to Lenders under the Purchase Agreement upon the occurrence of an "Event of Default" under the Purchase Agreement, including the right to declare the Loan, and all other amounts, liabilities, obligations and indebtedness and have the same become, immediately due and payable;

                (b) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive in addition to any other rights and remedies contained in this Agreement, the Purchase Agreement, or any other documents, certificates or agreements delivered by Borrower in connection with the Purchase Agreement (collectively, the "Loan Documents"); and

                (c) The right to foreclose the liens and security interests created under this Security Agreement by any available judicial procedure or, to the extent permitted by law, without judicial process.

                (d) Without limiting the foregoing, during the period during which an Event of Default or default shall have occurred and be continuing, a majority of the Lenders (as measured by the aggregate principal amount of their Notes) may, in their discretion: terminate, on notice to Borrower, Borrower's authority to sell, lease or otherwise transfer, process or assemble, or furnish under contracts of service, the Collateral, as to which such permission has been given; require Borrower to give possession or control of the Collateral to the Lenders or their agent or attorney-in-fact; endorse as Borrower's agent any instruments or chattel paper in the Collateral; notify account debtors and obligors on instruments to make payment directly to the Lenders; contact account debtors indirectly



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        to verify information furnished by Borrower; take control of proceeds and use cash proceeds to reduce any part of the Liabilities; take any action Borrower is required to take or otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to Borrower, and add costs of same to the Liabilities (but Lenders are under no duty to take any such action); release Collateral in their possession to Borrower, temporarily or otherwise; take control of funds generated by the Collateral, such as dividends, interest, proceeds or refunds from insurance, and use same to reduce any part of the Liabilities; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission to waiver previously granted to Borrower.

                (e) Any of the Lenders may, upon ten (10) days prior written notice to Borrower of the time and place (which notice Borrower hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of any of the Lenders, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as any of the Lenders deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and any of the Lenders or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Borrower, any such demand, notice and right or equity being hereby expressly waived and released. Any of the Lenders may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

        12. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of Lenders' rights and remedies set forth in this Agreement are not intended to be exhaustive and the exercise by Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Borrower or Lenders or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lenders in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

        13. Supplemental Documentation. At the request of a majority of the Lenders (as measured under Section 11(d) above), Borrower shall execute and deliver to Lenders, at any time or times hereafter, all documents, instruments and other written matter that Lenders may request to create, preserve, perfect and maintain perfected Lenders' security interest in the Collateral in form and substance acceptable to Lenders, and pay all charges, expenses and fees Lenders may reasonably incur in filing any of such documents, and all taxes relating thereto.


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        14.     Definitions and Governing Law. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in force in the Commonwealth of Virginia from time to time, or if not otherwise defined herein, as defined in the Purchase Agreement, and such definitions are hereby incorporated herein by reference and made a part hereof. Without limiting the foregoing, for purposes of this Agreement, the following terms shall have the definition ascribed to them in such Uniform Commercial Code: accounts, documents, instruments, equipment, inventory, goods, chattel paper, investment property, general intangibles, fixtures, and depository accounts. This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the Commonwealth of Virginia, including without limitation the Uniform Commercial Code of the Commonwealth of Virginia.

        15. Jury Waiver. The Borrower and the Lenders agree that in any litigation, action, or proceeding arising out of or relating to this Agreement, trial shall be to a court of competent jurisdiction without a jury. The Borrower and the Lenders irrevocably waive any right they may have to a trial by jury and a copy of this Agreement may be introduced as written evidence of the waiver of the right to trial by jury.

        16. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Borrower shall remain liable for any deficiency.

        17. Private Sale. Borrower recognizes that the Lenders may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lenders shall be under no obligation to delay a sale of any of the Collateral to permit Borrower to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Borrower would agree to do so. The Lenders shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and Borrower hereby waives any claims against any of the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if any of the Lenders accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Borrower's expense. Borrower further agrees that a breach of any of the covenants contained in this section will cause irreparable injury to the Lenders, that any of the Lenders has



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no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 19 shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

        18. Attorney-in-Fact. Borrower hereby irrevocably constitutes and appoints each of the Lenders at anytime after the occurrence and during the continuance of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in the discretion of any of the Lenders, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives each of the Lenders the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following upon the occurrence and during the continuation of any Event of Default:

                (a) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by any of the Lenders for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by any of the Lenders for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                (b) to pay or discharge charges or liens levied or placed on or threatened against the Collateral (other than the Permitted Liens), to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

                (c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to any of the Lenders or as the Lenders shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

                (d) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

                (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

                (f) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral;

                (g) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lenders may deem appropriate; and

                (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though any of the Lenders were the absolute owners thereof for all purposes, and to do, at any of the Lender's option and at Borrower's expense, at any time, or from time to time, all acts and things which the Lenders deem necessary to protect, preserve or realize upon the Collateral and any of the Lender's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

        Borrower hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Liabilities are indefeasibly paid in full and the Agreement is terminated.

                             SIGNATURE PAGE ATTACHED

        IN WITNESS WHEREOF, Borrower and Lenders have executed this Agreement, or have caused this Agreement to be executed as of the date first above written, and the seal of the Borrower to be affixed hereto and adopted as its seal.


                                        BORROWER:

ATTEST:                                 YELLOWBRIX, INC.



By:  /s/ Kevin S. Lapidus               By:  /s/ David C. Hoppmann
   ----------------------------            -------------------------------------
Kevin S. Lapidus, Secretary             David C. Hoppmann, Chief Executive
          (corporate seal)                                 Officer



                                        LENDERS:

                                        ABN AMRO Capital (USA), Inc.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Signature:
                                                  ------------------------------

                                   SCHEDULE I

                     ASSETS EXCLUDED FROM SECURITY AGREEMENT
                       AND JURISDICTIONS IN WHICH FILINGS
                                 WILL TAKE PLACE




1.       ASSETS EXCLUDED FROM SECURITY AGREEMENT:

         CAPITAL LEASES

         EMC Corporation/YellowBrix
         9/14/00
         Software Storage
         EMC2 Master Lease Agreement
         No Junior Leans

         GE Capital
         10/25/00
         Equipment Lease Agreement
         Laserjet 8100 Copier
         No Junior Leans

         Rave Financial Services #1/NewsReal #10024
         4/15/98
         Lease Agreement
         Computer
         No Junior Liens

         Insight Investments, Corporation
         8/27/99
         Lease Agreement
         Computers and Hardware
         No Junior Liens

2.       JURISDICTIONS IN WHICH UCC-1'S WILL BE FILED:

         a.       Delaware

         b.       Virginia

         c.       California

         d.       Rhode Island

                                   SCHEDULE II


                       TRADE NAMES AND FICTITIOUS BUSINESS
                        NAMES OF COMPANY SINCE INCEPTION





         BIZWATCH, INC.


         NEWSREAL, INC.


         YELLOWBRIX, INC.

                                  SCHEDULE III



                     COMPANY'S FEDERAL EMPLOYER I.D. NUMBER

54-1869419